Exhibit 10.6(b)

                       AMENDMENT NO. 2 TO SERVICE CONTRACT

                  (BETWEEN RADICA GAMES LTD & ROBERT E. DAVIDS)


         THIS AMENDMENT NO. 2 TO THE SERVICE CONTRACT ("Amendment No. 2") is made as of December 12, 1997, between Radica Games Limited, a company incorporated under the laws of Bermuda ("Radica Games") and Robert E. Davids (referred to hereinafter as "Appointee").


                               W I T N E S S E T H

         WHEREAS, Radica Games and Appointee entered into an Service Contract as President and Director dated April 8, 1994 ("Service Contract");

         WHEREAS, by written resolution of the Board of Radica Games in May 1996, the Service Contract was extended on the same terms for a further period of two years expiring on May 1, 1998;

         WHEREAS, the signatories hereto desire to amend certain provisions of the Service Contract;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein, the parties hereto agree that the Service Contract is hereby amended as follows:

                  (1) It is agreed that the renewal date of the Service Contract has been amended to December 13 effective from this Amendment No. 2.

                  (2) With respect to Section 1.01 of the Service Contract, it is agreed that Appointee will act as Chief Executive Officer, Vice Chairman and Director of Radica Games.

                  (3) With respect to Section 1.02 of the Service Contract and item (1) of this Amendment No. 2, it is agreed that the Service Contract has been renewed for an additional two-year period with effect from December 13, 1997 and shall be renewed for an additional year as of each December 13 anniversary date unless a party to the Service Contract gives notice at least 6 months prior to such anniversary that the Service Contract shall not be renewed.



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                  (4)      With respect to Section 5.01(a) of the Service
                           Contract which provides for remuneration, the parties have agreed that Appointee's minimum salary shall be at the rate of US$14,000 per month, reflecting the lower level of services and lesser time commitment involved.


         THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH BERMUDA LAW.

         This Amendment No. 2 may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Except as expressly provided in this Amendment No. 2, all of the terms, covenants, conditions, restrictions and other provisions contained in the Service Contract, as previously amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment No. 2 to the Service Contract has been duly executed and delivered by the individual party hereto and the duly authorized officers of the corporate parties hereto as of the date first hereinabove written.


                                            RADICA GAMES LIMITED



                                            By: /s/ David C.W. Howell
                                                ---------------------------
                                            Name: David C.W. Howell



                                            /s/ Robert E. Davids
                                            -------------------------------
                                            Robert E. Davids